Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS SECOND QUARTER REVENUE

Revenue of $47.5 million, down approximately 5% from first quarter of this year

LOS ALTOS, Calif. – July 26, 2007 – Rambus Inc. (Nasdaq:RMBS), one of the world’s premier technology licensing companies specializing in high-speed chip architectures, today reported preliminary revenue results for the second quarter of 2007. Revenue for the second quarter was $47.5 million, a decrease of approximately 5% from the first quarter of fiscal 2007.

Cash, cash equivalents and marketable securities as of June 30, 2007 were $442 million, a decrease of approximately $3 million from the first quarter of fiscal year 2007.

“We saw growing interest this quarter among customers for our XDR™ memory architecture,” said Harold Hughes, president and chief executive officer at Rambus.

“We believe our patented innovations and products like the XDR architecture are vital to delivering the high bandwidth needed in next-generation consumer electronics and computing applications.”

As the restatement of the Company’s historical financial reports has not yet been completed, Rambus will not be releasing second quarter earnings today. In addition, Rambus does not expect to be in a position to file its Form 10-Q for the second quarter of fiscal 2007 by the August 9, 2007 filing deadline.

Rambus expects to file its Form 10-K for fiscal 2006 in the third quarter of fiscal 2007. Rambus is making every effort to file its delinquent annual and quarterly reports as soon as practicable.

Additionally, Rambus continues to evaluate its internal control over financial reporting as of December 31, 2006. Although Rambus has not yet completed all of its analysis on its internal control over financial reporting, it has determined that it is highly likely that Rambus had one or more material weakness in internal control over financial reporting as of December 31, 2006. A material weakness is a control deficiency, or a combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The conference call discussing second quarter revenue results and further details on the Company’s financial restatement will be available live via the Rambus website (http://investor.rambus.com) at 2:00 p.m. Pacific Time today. The call will be webcast and can be accessed through the Rambus website. A replay will be available following the call on Rambus’ Investor Relations website or for one week at the following numbers: (888) 203-1112 (domestic) or (719) 457-0820 (international) with ID# 2759641.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip architectures. Since its founding in 1990, the Company’s patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ technology and products solve customers’ most complex chip and system-level interface challenges enabling unprecedented performance in computing, communications and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as its family of leadership and industry-standard interface products. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan, Korea and Taiwan. Additional information is available at www.rambus.com.

Forward-Looking Statements

This release contains forward-looking statements. These forward-looking statements include, without limitation, those statements relating to Rambus’ future operating and financial performance, any compensation charges resulting Rambus’ historical stock option grants, the timing of Rambus’ ability to comply with SEC reporting requirements, the outcome and implications of the investigations of Rambus’ historical stock option grants, the timing of Rambus’ filing of its delinquent SEC reports, the results of Rambus’ evaluation of its internal controls over financial reporting and effectiveness of its disclosure controls and procedures, and any material weaknesses discovered in connection therewith, and any further action of Rambus in connection with all of the foregoing. You can identify these and other forward-looking statements by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and assumptions, and there can be no assurance concerning the outcome of the investigation or its consequences as specified herein. Actual results may differ materially. Factors that could cause actual results to differ include changes in Rambus’ industry or business, changes in demand for Rambus’ products, any new or additional findings from the investigation into Rambus’ historical stock option grants and developments in the litigation and regulatory enforcement actions relating to such investigation. Rambus’ business generally is subject to a number of risks which are described in its SEC filings, including its 10-K and 10-Qs. Rambus assumes no obligation to update any forward-looking statements.

NOTE: Rambus’ previously issued financial statements for the fiscal years 2003, 2004, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in Rambus’ Quarterly Report on Form 10-Q for the first quarter of fiscal year 2006, should no longer be relied upon and will be restated, as set forth in greater detail in Rambus’ Form 8-K filed with the SEC on October 19, 2006.

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RMBSER

Contacts:

Satish Rishi

Chief Financial Officer

Rambus Inc.

(650) 947-5000

Nicole Noutsios

Investor Relations

Rambus Inc.

(650) 947-5050

Linda Ashmore

Public Relations

Rambus Inc.

(650) 947-5411

lashmore@rambus.com